As filed with the Securities and Exchange Commission on September 27, 2024
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OMEGA HEALTHCARE INVESTORS, INC.
OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)
Maryland (Omega Healthcare Investors Inc.) Delaware (OHI Healthcare Properties Limited Partnership)	38-3041398 36-4796206
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
303 International Circle, Suite 200,
Hunt Valley, MD 21030
(410) 427-1700
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
303 International Circle, Suite 200,
Hunt Valley, MD 21030
(410) 427-1700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of communications to:
Eliot Robinson
Lindsay P. Cross
Bryan Cave Leighton Paisner LLP
One Atlantic Center, Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600
Approximate date of commencement of proposed sale to the public: From time-to-time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Omega Healthcare Investors, Inc.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
OHI Healthcare Properties Limited Partnership
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Debt Securities • Common Stock • Preferred Stock
OHI Healthcare Properties Limited Partnership
Guarantees of Debt Securities
We may from time-to-time offer and sell debt securities, common stock or preferred stock consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time. The debt securities issued by us may be fully and unconditionally guaranteed by our subsidiary OHI Healthcare Properties Limited Partnership or other guarantors identified in the accompanying prospectus supplement and the registration statement of which this prospectus is a part.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on September 26, 2024, was $40.46 per share. Unless we state otherwise in a prospectus supplement, we will not list any debt securities or preferred stock on any securities exchange.
Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.
Investing in the securities involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in our securities.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer and sell the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is September 27, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time-to-time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership.
AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the website maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

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Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 12, 2024;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 filed with the SEC on May 3, 2024 and August 2, 2024;

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Current Reports on Form 8-K* filed on January 2, 2024, March 12, 2024, March 14, 2024, April 15, 2024, June 7, 2024 and September 6, 2024;

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those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is furnished and not deemed to be filed with the SEC) subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference in this prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
(i)
those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

(ii)
uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

(iii)
the long-term impacts of the COVID-19 pandemic on our business and the business of our operators, including without limitation, the levels of staffing shortages, increased costs and decreased occupancy experienced by operators of skilled nursing facilities (“SNFs”) and assisted living facilities (“ALFs”) arising from the pandemic, the ability of our operators to comply with infection control and vaccine protocols and to manage facility infection rates or future infectious diseases, and the sufficiency of government support and reimbursement rates to offset such costs and the conditions related thereto;

(iv)
additional regulatory and other changes in the healthcare sector, including recently issued federal minimum staffing requirements for SNFs that may further exacerbate labor and occupancy challenges for our operators;

(v)
the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

(vi)
changes in tax laws and regulations affecting real estate investment trusts (“REITs”), including as the result of any policy changes driven by the current focus on capital providers to the healthcare industry;

(vii)
our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and ALF markets or local real estate conditions;

(viii)
the availability and cost of capital to us;

(ix)
changes in our credit ratings and the ratings of our debt securities;

(x)
competition in the financing of healthcare facilities;

(xi)
competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs;

(xii)
changes in the financial position of our operators;

(xiii)
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

(xiv)
changes in interest rates and the impact of inflation;

(xv)
the timing, amount and yield of any additional investments;

(xvi)
our ability to maintain our status as a REIT; and

(xvii)
the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action; particularly in the healthcare industry.

The risks set forth above are not exhaustive. Other sections of this prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time-to-time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time-to-time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as supplemented in Part II, Item 1A to our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 each of which is incorporated by reference herein, risks identified in any prospectus supplement, as well as the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. The risks and uncertainties described herein and therein are not the only risks and uncertainties we face. See “Available Information” and “Incorporation of Certain Information by Reference.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.

THE COMPANY
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in healthcare-related real estate properties located in the United States and the United Kingdom. Our core business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities, assisted living facilities and to a lesser extent, independent living facilities, rehabilitation and acute care facilities and medical office buildings. Our core portfolio consists of long-term leases and mortgage agreements. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.
We are structured as an umbrella partnership REIT, which we refer to as an UPREIT, under which all of our assets are owned directly or indirectly, and all of our operations are conducted directly or through the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of December 31, 2023, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and other investors owned approximately 3% of the units.
Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Available Information” and “Incorporation of Certain Information by Reference.”
You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

DESCRIPTION OF SECURITIES
We may issue from time-to-time, in one or more offerings, the following securities:
•
debt securities;

•
guarantees of our debt securities;

•
shares of our common stock, par value $0.10 per share;

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shares of our preferred stock, par value $1.00 per share, in one or more series; or

•
any combination of the foregoing, individually.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement, we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus, and in any prospectus supplements, do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectus, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. You should read the summary below, the applicable prospectus supplement, the base indenture and applicable supplemental indenture (including the applicable form of debt security) and any related documents before making your investment decision regarding the debt securities.
General
We may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time-to-time in one or more distinct series. The debt securities will be senior debt securities and may be secured or unsecured. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.
The debt securities will be issued under an indenture between us and the guarantors, if any, named therein, and U.S. Bank Trust Company, National Association, as the initial trustee, which we refer to as the base indenture. We have summarized select portions of the base indenture below. This summary is not complete and is subject to, and is qualified in its entirety by reference to the base indenture and the applicable supplemental indenture (including the form of applicable debt security) relating to the applicable series of debt securities, a form or a copy of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.
The terms of each series of debt securities will be established by or pursuant to a supplemental indenture, a resolution duly adopted by our board of directors and set forth or determined in the manner provided in an officer’s certificate. The applicable prospectus supplement (including any pricing supplement or term sheet) will set forth the aggregate principal amount and the particular terms of the debt securities or any series thereof, including some or all of the following:
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the identity of the guarantors, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantors, if any;

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the title of the series of debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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the identity of the trustee for that series of debt securities, if other than U.S. Bank Trust Company, National Association;

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the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

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whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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whether there are any special rights granted to the holders of the debt securities of the series upon the occurrence of certain specified events;

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any deletions from, modifications of or additions to the events of default in the base indenture;

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if debt securities are to be issuable initially in the form of a temporary global security or global securities, the circumstances under which the temporary global security or global securities can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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to whom any interest on the debt securities will be payable if other than the registered holder;

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the applicability of the legal defeasance and covenant defeasance provisions of the base indenture, and any provisions in modification of, in addition to or in lieu of such legal defeasance or covenant defeasance provisions;

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whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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any special U.S. federal income tax considerations applicable to the debt securities, including, if applicable,

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with respect to any debt securities issued at a discount from, or at a premium to, their stated principal amount;

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whether the debt securities will be convertible or exchangeable and the terms of any conversion or exchange provisions;

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if other than United States dollars, the foreign currency in which payments will be payable and the debt securities will be denominated; and

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any other terms of the debt securities (which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended).

Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.
Certificated Debt Securities
Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.
Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.
Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities. Neither we nor the trustee have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustee supervise the depositary in any way.
Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:
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we deliver to the trustee notice from the depositary that it is unwilling or unable to continue as depositary, and a successor depositary is not appointed by us within 120 days;

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we deliver to the trustee notice from the depositary that it is no longer a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 120 days; or

•
we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Merger Covenant
Pursuant to the terms of the indenture, the Company may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:
•
either (a) the Company is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia;

•
the person or entity formed by or surviving any such consolidation or merger (if other than the Company) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the Company’s obligations under the applicable debt securities and the indenture pursuant to a supplemental indenture, executed and delivered to the trustee;

•
immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists; and

•
the Company delivers an officers’ certificate and an opinion of counsel, each stating that such consolidation or merger and such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent for such transaction provided in the indenture have been complied with.

Additionally, except in connection with such guarantor’s release (See “Description of Guarantees” herein), no guarantor may consolidate or merge with or into another person or entity, unless:

•
such (a) guarantor is the continuing person or (b) the person formed by or surviving any such consolidation or merger (if other than such guarantor) (i) is a corporation or other legal entity organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and (ii) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such guarantor and guarantee of such guarantor under the indenture; and

•
immediately after such transaction, no default or event of default exists.

Upon any consolidation or merger of the Company or any guarantor, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which the Company or such guarantor is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such guarantor (as the case may be) under the indenture, the applicable debt securities or the applicable guarantees, with the same effect as if such successor initially had been named as the Company or a guarantor therein. When a successor assumes all the obligations of its predecessor under the indenture and the applicable debt securities or guarantee following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more guarantors, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Notwithstanding the foregoing, any guarantor may convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof.
The foregoing restrictions will not apply to: (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its subsidiaries; (2) a sale or transfer of assets from a guarantor to the Company; or (3) the consolidation or merger of a guarantor with or into the Company or another guarantor.
Events of Default, Notice and Waiver
The indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:
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default in the payment of the principal or premium, if any, on any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

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default by in the payment of any interest on any debt security of that series;

•
failure by the Company in the making of any sinking fund payment required for any debt security of that series when due;

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default by the Company in the performance or breaches of any other term of the indenture or under the securities of that series (other than the defaults described above) for the earlier of 60 consecutive days (or such shorter period specified for a comparable default under any of the Company’s existing note indentures) after receipt of notice of default stating they are in breach and stating that such notice is a “Notice of Default” (either the trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

•
certain events of bankruptcy, insolvency or reorganization of the Company or its significant subsidiaries; and

•
any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the indenture that is known to the trustee, unless the default has been cured or waived. The trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.
If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to the issuer and the trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.
Holders of a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders of applicable debt securities unless such holders offer the trustee satisfactory protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, subject to certain limitations.
Before a holder bypasses the trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:
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the holder must give the trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

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the holders of at least a majority in principal amount of all applicable debt securities outstanding must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

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the holders of at least a majority in principal amount of all applicable debt securities outstanding must not have given the trustee a direction inconsistent with such request within such 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.
Within 120 days after the close of each fiscal year, the Company will furnish to the trustee an officers certificate stating that a review of the activities of the Company and its subsidiaries has been made, and to the best of such officers’ knowledge, the Company and the guarantors have kept, observed, performed and fulfilled their obligations and covenants under the indenture, or otherwise specifying any default.

Modification of the Indentures
Except as provided in the next two succeeding paragraphs, the indenture and/or the applicable debt securities and/or guarantees may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding issued under the indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal of, or premium or additional amounts, if any, or interest on, the applicable debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the applicable debt securities and/or guarantees may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding issued under the indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal amount, or change the fixed maturity, of any debt security, reduce the rate of, or change the time for payment of, interest or any premium on any debt security or alter the provisions with respect to the redemption thereof (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption must be mailed to holders of such debt securities, which may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding);

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reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

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waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

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make a debt security payable in a currency, currencies or currency unit(s) other than the currency stated in such debt security;

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make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on such debt securities;

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release any guarantor from any of its obligations under its guarantee of the debt securities or the indenture except in accordance with the terms of the indenture;

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impair the rights of holders to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the indenture;

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waive a redemption payment with respect to any debt security; or

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make any change in the amendment and waiver provisions set forth in this paragraph.

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.
Notwithstanding the preceding, without the consent of any holder of debt securities, the indenture and the debt securities issued thereunder may be amended or supplemented to:
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cure any ambiguity, defect or inconsistency;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation of the Company, or the sale of all or substantially all of the assets of the issuer and its subsidiaries, taken as a whole;

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add to the covenants of the issuer for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of the debt securities of that series);

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add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series); provided, however, that in respect of any such additional events of default, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional events of default apply to waive such default;

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add to, change or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (i) neither apply to any Securities of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (ii) become effective only when there is no such Security outstanding;

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establish the form or terms of debt securities of any series as permitted by the indenture, including the provisions and procedures relating to debt securities convertible into the Company’s common stock;

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

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evidence the succession of another entity to the Company or any guarantor and the assumption by the successor of the covenants of the Company or such guarantor (as applicable) contained in the indenture;

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supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant thereto, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

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add additional guarantees with respect to the applicable debt securities;

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release any guarantees with respect to any debt securities in accordance with the provisions of the indenture;

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secure the applicable debt securities;

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make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

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with respect to any series of debt securities, to conform the text of such series of the indenture (including any indenture supplemental thereto), the debt securities of any series or the guarantees to any provision of the “Description of the Notes” or “Description of Debt Securities” sections of the prospectus of the Company relating to the indenture or to the prospectus supplement or other like offering document relating to the initial offering of such series of debt securities;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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comply with the applicable procedures of the depositary; or

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provide for the issuance of additional debt securities as permitted by the indenture.

Legal Defeasance and Covenant Defeasance
When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the legal defeasance and covenant defeasance provisions of the indenture. If those provisions are made applicable, the issuer may elect either:
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to defease and, together with the guarantor (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series (which we sometimes refer to herein as “legal defeasance”); or

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to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

To effect legal defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.
Upon such defeasance, the issuer will not be released from obligations:
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to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

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to register the transfer or exchange of the debt securities of that series;

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to replace some of the debt securities of that series;

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to maintain an office relating to the debt securities of that series; or

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to hold moneys for payment in trust.

To establish such a trust, the issuer must, among other things, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series:
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will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance; and

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will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

Government obligations generally mean securities which are:
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direct obligations of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

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obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantors, if any, for repayment of any shortfall.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.
Satisfaction and Discharge
When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the satisfaction and discharge provisions of the indenture. If those provisions are made applicable, the indenture will be discharged as to any particular series of debt securities and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding debt securities of such series when
(1) either:
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all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

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all debt securities of such series not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest and additional amounts (if any) on such debt securities to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any redemption that requires the payment of any applicable premium thereon, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the trustee equal to the applicable premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the trustee on or prior to the date of the redemption;

(2) the issuer has paid all other sums payable by the issuer under the indenture which relate to such series of debt securities; and
(3) the issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.
Ranking
Unless otherwise specified in a supplement to this prospectus, the debt securities will be unsecured senior obligations of the Company and will rank equally in right of payment with all existing and future unsecured senior indebtedness of the Company. The debt securities will be effectively subordinated to all of our and our consolidated subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of our non-guarantor subsidiaries.
As of August 31, 2024, we had approximately $4.9 billion of debt outstanding, consisting of approximately $4.2 billion of senior unsecured notes and $478.5 million of unsecured term loans, both of which would be pari passu in right of payment with any debt securities and the related guarantees of the guarantors, and $245.2 million of secured indebtedness.
Each guarantor’s guarantee of debt securities will be unsecured senior obligations of such guarantor and will rank equally in right of payment with all existing and future unsecured senior indebtedness of such guarantor. The guarantees of our guarantors will be structurally subordinated to all of the secured indebtedness of such guarantors to the extent of the value of the assets securing such indebtedness.

DESCRIPTION OF GUARANTEES
The Operating Partnership may fully and unconditionally guarantee our obligations under any series of debt securities issued hereunder. The specific terms of any guarantee will be described in the applicable prospectus supplement, which will also identify the circumstances (if any) under which one or more other subsidiaries of the Company may be required to guarantee the debt securities of that series.
The obligations of the Operating Partnership under its guarantee will be limited to the maximum amount that will not result in its obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Subject to any modifications, additions or deletions set forth in the applicable prospectus supplement or similar offering document governing any series of debt securities issued hereunder, a guarantor will be automatically and unconditionally released from its obligations under the indenture and the related guarantees:
(1) upon any sale, exchange or transfer to a person or entity not an affiliate of the Company of all of the Capital Stock held by the Company and its subsidiaries in, or all or substantially all of the assets of, such guarantor;
(2) upon the liquidation or dissolution of such guarantor; provided no default or event of default shall occur as a result thereof;
(3) if the Company exercises its legal defeasance option or its covenant defeasance option as described under “Description of Debt Securities — Legal Defeasance and Covenant Defeasance” or if its obligations under the indenture are discharged in accordance with the terms of the indenture as described under “Description of Debt Securities — Satisfaction and Discharge”; or
(4) as otherwise provided in any indenture supplemental to the base indenture;
provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a person or entity other than the Company or any of its subsidiaries and (y) such sale or disposition is otherwise permitted by the indenture.
At the request of the Company, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all applicable conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Company evidencing such release.
Nothing contained in the indenture or in the debt securities will prevent any consolidation or merger of a guarantor with or into the issuer (in which case such guarantor shall no longer be a guarantor) or another guarantor or shall prevent any sale or conveyance of the property of a guarantor as an entirety or substantially as an entirety to the issuer or another guarantor.

DESCRIPTION OF CAPITAL STOCK
As of September 27, 2024, our only class of outstanding securities registered under the Exchange Act is our common stock, par value $0.10 per share, which we refer to as the Common Stock.
The following is a description of the material terms of our Common Stock and preferred stock we may offer and is qualified by reference to the provisions of our Articles of Amendment and Restatement, as amended, which we refer to as our Charter, our Amended and Restated Bylaws, which we refer to as the Bylaws, and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, which we refer to as the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland and with the SEC.
Common Stock
We are authorized to issue 350,000,000 shares of Common Stock. All shares of our Common Stock participate equally in dividends payable to stockholders of our Common Stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our Common Stock on liquidation or dissolution; have one vote per share on all matters submitted to a vote of the stockholders; and do not have cumulative voting rights in the election of directors. All of our outstanding shares of Common Stock are fully paid and non-assessable. Holders of our Common Stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized Common Stock without stockholder approval, subject to applicable rules of the NYSE.
Preferred Stock
We are authorized to issue 20,000,000 shares of our preferred stock, par value $1.00 per share, which we refer to as the Preferred Stock. Under our Charter, our board of directors has the authority to authorize from time-to-time, without further stockholder action, the issuance of shares of our Preferred Stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the Preferred Stock by resolution and the filing of an amendment to our Charter, including but not limited to the designation of the following:
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the number of shares constituting such series and the distinctive designation thereof;

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the voting rights, if any, of such series;

•
the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•
whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•
the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;

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the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•
any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement or articles supplementary, all shares of the same series of Preferred Stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Charter, or as may be fixed by our board of directors as described above. We may from time-to-time amend our Charter to increase or decrease the number of authorized shares of Preferred Stock.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of Common Stock or Preferred Stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, the payment of dividends and employee benefit plans. The existence of unissued and unreserved Common and Preferred Stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.
Restrictions on Ownership and Transfer
To qualify as a REIT under the Internal Revenue Code of 1986 (as amended, the “Code”), we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 355 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Our Charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. Our Charter also prohibits any person from:
•
beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•
beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would cause us to actually or constructively own interests in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); or

•
transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

We refer to these restrictions, collectively, as the “ownership limits.” Subject to certain limitations, our board of directors may, in its sole discretion, prospectively or retroactively, exempt one or more persons from the ownership limits, on such terms and subject to such conditions as our board of directors may require.
Our Charter requires that any person who acquires or attempts to acquire shares of our stock in violation of the ownership limits give immediate, or in the event of a proposed or attempted transfer, at least 15 days’ prior, written notice to us. Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits (or any expected holder limit) or result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The trustee of the trust will be appointed by the Company or any successor trustee thereof. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which the trustee will exercise for the exclusive benefit of the charitable beneficiary of the trust.
The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on ownership and transfer of our stock, then the transfer of the shares will be void ab initio. Any dividend or other distribution paid prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:
•
to rescind as void ab initio any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust; and

•
to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the violative transfer or other event that results in a transfer to the trust and (2) if no notice of a transfer of shares to the trust is received by us, the date we determine in good faith that a violative transfer or other event that results in a transfer to the trust has occurred. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the proposed transferee. Any amounts received by the trustee in excess of the amounts paid to the proposed transferee will be paid to the charitable beneficiary.
If we do not purchase the shares held in trust, the trustee must sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock contained in our Charter. After selling the shares, the trustee must distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder or as may be requested by our board of directors in its sole discretion) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
Certain Anti-Takeover Provisions
The following is a description of certain provisions included in our Charter, Bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized Preferred Stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our Common Stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets. These provisions may require persons seeking control of the Company to negotiate with our board of directors regarding the price to be paid for our shares required to obtain control, promote continuity and stability, and enhance the Company’s ability to pursue long-term strategies.
Charter and Bylaws
Our Charter and Bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our Charter and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Charter and Bylaws.
Size of Board.   Our Charter specifies that the number of directors shall be six, which number may be increased or decreased as provided in the Bylaws but shall not be less than five nor more than thirteen.
Election of Directors.   A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our Bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our Charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of Common Stock can elect all of the directors of the class then being elected at that meeting of stockholders.
Removal of Directors.   Our Charter and Bylaws provide that stockholders may remove a director only “for cause” at a meeting expressly called for such purpose and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances.
Filling Vacancies.   Our Bylaws provide that any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, whether or not sufficient to constitute a quorum, may be filled by a majority vote of the directors then in office even if the remaining directors do not constitute a quorum.
Limitations on Stockholder Action by Written Consent.   Our Bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken or (in respect to the adoption of new Bylaws or the amendment or repeal of the existing Bylaws) by a written consent of the holders of a majority of the outstanding shares entitled to vote. The election of directors may not be undertaken by written consent.

Limitations on Calling Stockholder Meetings.   Under our Bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or, subject to the satisfaction of certain procedural and informational requirements by the stockholders requiring the meeting, by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.
Advance Notice Bylaw; Proposal and Nomination Information Requirements; Proxy Access.   For a stockholder to bring a proposal before an annual meeting, including director nominations, our Bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of Common Stock, options or any short positions related to our Common Stock and any fees such proponent stands to earn based on the value of the Common Stock or derivatives related to the Common Stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.
Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.
Our Bylaws also provide that, subject to certain requirements, a stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, may nominate, and require us to include in our proxy materials for an annual meeting, stockholder-nominated director candidates equal to the greater of two director seats or 20% of the board of directors.
Certain Amendments to our Charter and Bylaws.   The provisions of our Charter governing certain business combinations and governing ownership limitations and excess shares may not be amended without the board declaring the amendment advisable and the approval of 80% of the outstanding shares of our capital stock entitled to vote. Our Bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the Bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.
Business Combinations.   Our Charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, which we refer to as a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our Charter as:
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any merger or consolidation of the Company with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;

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any merger or consolidation of a Related Person with or into the Company;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;

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the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
Maryland Law
Maryland “Unsolicited Takeovers” under Subtitle 8 of Title 3.    The “Unsolicited Takeovers” provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its Charter or Bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the Charter or Bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement to remove a director;

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a requirement that the number of directors be fixed only by a vote of directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full terms of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the requirement that a vacancy on the board of directors be filled by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Accordingly, the stockholders may not fill any vacancy upon the board of directors.
Pursuant to a resolution of the board, we have elected to affirmatively opt out of Section 3-803 of the MGCL, which permits the board of directors of a Maryland corporation to divide its board into classes without stockholder approval. The board resolution is irrevocable unless it is first approved in the same manner as an amendment to the Charter, which would require the approval of the Company’s stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
The other Subtitle 8 elections are not currently relevant to us because existing provisions in our Charter and Bylaws (unrelated to Subtitle 8) already make us subject to the two-thirds vote requirement for removing a director, a requirement that the number of directors be fixed only by a vote of directors, and a majority requirement for the calling of a special meeting of stockholders. Subject to the voting requirements described herein, we retain our right to opt in to any of the other provisions of Subtitle 8.
Maryland Business Combination Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory business combination provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
For a description of the Business Combinations provision included in our Charter, see “Charter and Bylaws -Business Combinations” above.
Maryland Control Share Acquisition Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Control Share Acquisition Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory control share acquisition provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.
The Maryland Control Share Acquisition Act, if and when applicable to us, would provide that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.
Duties of Directors with Respect to Unsolicited Takeovers.   Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
Listing
Shares of Common Stock are listed on the NYSE under the symbol “OHI.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary does not discuss the tax consequences of an investment in our debt securities, but supplemental U.S. federal income tax considerations relevant to holders of debt securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The summary is not intended to represent a detailed description of the U.S. federal income tax considerations applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a description of the U.S. federal income tax considerations applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, pension plans or other tax-exempt organizations (except to the extent summarized below), financial institutions, securities broker-dealers, investors in pass-through entities, expatriates, persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction, persons subject to special tax accounting rules under Code Section 451(b), regulated investment companies, persons whose “functional currency” is not the U.S. dollar, and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.
Taxation of Omega
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the U.S. federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.
In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis.

Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate (currently 21%) on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest regular corporate tax rate if that amount exceeds $50,000 per failure. Sixth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Eighth, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 15-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).
Requirements for Qualification.   The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through”

exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of at least $50,000 for each such failure.
Income Tests.   To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.
The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property. A modification of a mortgage loan, if it is deemed significant for income tax purposes, could be considered to be the deemed issuance of a new mortgage loan that is subject to re-testing under these rules, with the possible re-characterization of the mortgage interest on such loan as non-qualifying income for purposes of the 75% gross income test (but not the 95% gross income test, which is discussed below), as well as non-qualifying assets under the asset test (discussed below) and the deemed exchange of the modified loan for the new loan could result in imposition of the 100% prohibited transaction tax (also discussed below). IRS guidance provides relief in the case of certain existing mortgage loans held by a REIT that are modified in response to certain distressed market conditions such that (i) the modified mortgage loan need not be re-tested for purposes of determining whether the income from the mortgage loan continues to be qualified income for purposes of the 75% gross income test or whether the mortgage loan retains its character as a qualified REIT asset for purposes of the asset test (discussed below), and (ii) the modification of the loan will not be treated as a prohibited transaction. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief. We monitor our mortgage loans and direct financing leases for compliance with the above rules.
Prohibited Transactions.   We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time-to-time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number of and/or amount realized with respect to the properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates, and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6), acquired by us as the result of the termination or expiration of a lease of such property. We have from time-to-time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions.   From time-to-time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract is excluded for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income.   A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, certain rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.
Failure to Satisfy, Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company, and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (subject to the discussion below regarding TRSs and QRSs). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held by any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of certain distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.
Annual Distribution Requirements.   To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, unless (for distributions made in taxable years beginning after December 31,2014) we qualify as a “publicly offered REIT,” the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities, and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.
Reasonable Cause Savings Clause.   We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.
Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the 3.8% tax on certain “net investment income” also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.
Other Tax Matters
We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.
Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.
In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxation of Taxable U.S. Holders That Are Not Tax-Exempt
Distribution.   So long as Omega qualifies for taxation as a REIT, distributions on shares of Omega’s stock made to U.S. holders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate U.S. holders. Additionally, Omega’s ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is included in the computation of net capital gain, which can be taxed at rates that are lower than ordinary income rates. Any distribution declared by Omega in October, November or December of any year on a specified date in any such month shall be treated as both paid by Omega and received by Omega’s stockholders on December 31 of that year, provided that the distribution is actually paid by Omega no later than January 31 of the following year. Distributions made by Omega in excess of current or accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by Omega in excess of current or accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares will be treated as gain from the sale of Omega’s shares. See “Disposition of Stock of Omega” below.

Qualified REIT Dividends.   Distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years beginning before January 1, 2026, generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
Capital Gains Dividends.   Distributions to U.S. holders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Omega’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held Omega’s shares. However, a corporate U.S. holder, may be required to treat a portion of some capital gain dividends as ordinary income. If Omega elects to retain and pay income tax on any net long-term capital gain, each of Omega’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of Omega’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by Omega on such retained capital gains and increase the basis of its shares of Omega’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.
Disposition of Stock of Omega.   Upon any taxable sale or other disposition of any shares of Omega’s stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder’s adjusted tax basis in such shares of Omega’s stock. This gain will be capital gain if the U.S. holder held such shares of Omega’s stock as a capital asset and will be long-term capital gain or loss if such U.S. holder held such shares for more than one (1) year.
3.8% Tax on Net Investment Income.   Certain U.S. holders of Omega’s stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income” including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by Omega to a U.S. holder that is a tax-exempt entity (such as an individual retirement account, which we refer to as an IRA, or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. holder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. holder.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Omega will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code.
Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.
A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the five or fewer test discussed above. A

REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. Omega believes that it will not be treated as a pension-held REIT. However, because the shares of Omega are publicly traded, no assurance can be given that Omega is not or will not become a pension-held REIT.
Information Reporting Requirements and Backup Withholding Tax
Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”   Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.
If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holder is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with an IRS Form W-8ECI by such non-U.S. Holder.
Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”   So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”
Distributions made by Omega to non-U.S. holders that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability. Distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders” are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Sale or Disposition of Stock of Omega.   Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”
If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent they represent a return of capital or capital gain from the sale of the stock of Omega, rather than dividends, would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:

•
if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or

•
if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such qualified shareholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the applicability of these rules.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, which we refer to as FATCA, impose a 30% U.S. federal withholding tax on payments of dividends on our stock made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are non-U.S. entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a “non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless in each case, an exemption applies.
While withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our stock, under proposed Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in Omega may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in Omega.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States in any one or more of the following ways:
•
to the public through underwriting syndicates led by one or more managing underwriters;

•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to one or more underwriters acting alone for resale to investors or to the public; and

•
through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time-to-time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time-to-time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
•
identify any such underwriter, dealer or agent;

•
identify any managing underwriter or underwriters;

•
describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•
describe any discounts, concessions or commissions allowed or reallowed or paid to participating dealers;

•
identify the amounts underwritten; and

•
identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws. Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us, our Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us and the Operating Partnership by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia, and/or Shapiro Sher Guinot & Sandler, P.A., Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “Material U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by the Company in connection with the offering of the securities registered. All amounts are estimates except for the registration fee.
SEC Registration Fee	$	*
Rating Agency Fees		**
Trusting Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Filing Expenses		**
Transfer Fees and Expenses		**
Miscellaneous		**
Total	$	**

*
Deferred in reliance on Rules 456(b) and 457(r) of the Securities Act

**
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15.
Indemnification of Directors and Officers

The charter and bylaws of Omega provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.
Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (i) committed in bad faith or (ii) the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors). In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct. A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding. As noted below, the SEC may limit the corporation’s obligation to provide this indemnification.
Omega has also entered into indemnity agreements with the officers and directors of the registrant that provide that the registrant will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the registrant. Once an initial determination is made by the registrant that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the registrant to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.
Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of Omega pursuant to the above-described provisions, Omega understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.
Item 16.
Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.
Item 17.
Undertakings.

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   If the registrant is relying on Rule 430B:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 27th day of September, 2024.
OMEGA HEALTHCARE INVESTORS, INC.
Registrant
By:	/s/ C. Taylor Pickett C. Taylor Pickett Chief Executive Officer
OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Co-Registrant
By:	/s/ C. Taylor Pickett C. Taylor Pickett Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert O. Stephenson and Gail D. Makode, or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities stated below, to sign any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing necessary or advisable to be done in and about the premises, as fully as to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of September, 2024.
Signature	Position
/s/ C. Taylor Pickett C. Taylor Pickett	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Robert O. Stephenson Robert O. Stephenson	Chief Financial Officer (Principal Financial Officer)
/s/ Neal A. Ballew Neal A. Ballew	Chief Accounting Officer (Principal Accounting Officer)

Signature	Position
/s/ Craig R. Callen Craig R. Callen	Chairman of the Board
/s/ Kapila K. Anand Kapila K. Anand	Director
/s/ Dr. Lisa C. Egbuonu-Davis Dr. Lisa C. Egbuonu-Davis	Director
/s/ Barbara B. Hill Barbara B. Hill	Director
/s/ Kevin J. Jacobs Kevin J. Jacobs	Director
/s/ Edward Lowenthal Edward Lowenthal	Director
/s/ Stephen D. Plavin Stephen D. Plavin	Director
/s/ Burke W. Whitman Burke W. Whitman	Director

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., as amended. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3ASR filed on September 3, 2015).
3.2	Articles Supplementary of Omega Healthcare Investors, Inc. filed with the State Department of Assessments and Taxation of Maryland on November 5, 2019. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed November 8, 2019).
3.3	Amended and Restated Bylaws of Omega Healthcare Investors, Inc. as of October 21, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2022).
3.4	Certificate of Limited Partnership of OHI Healthcare Properties Limited Partnership (Incorporated by reference to Exhibit 3.121 to the Company’s Form S-4 filed with the SEC on April 16, 2015).
3.5	Second Amended and Restated Agreement of Limited Partnership by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., and Aviv Healthcare Properties Limited Partnership (Incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed on April 3, 2015).
4.1	Form of Indenture.+
4.2	Form of Articles Supplementary for Preferred Stock.*
5.1	Opinion of Bryan Cave Leighton Paisner LLP.+
5.2	Opinion of Shapiro Sher Guinot & Sandler, P.A.+
8.1	Opinion of Bryan Cave Leighton Paisner LLP regarding certain tax matters.+
22.1	Subsidiary guarantors of guaranteed securities (Incorporated by reference to Exhibit 22.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2024).
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
23.2	Consent of Shapiro Sher Guinot & Sandler, P.A. (included in Exhibit 5.2).
23.3	Consent of Ernst & Young LLP.+
23.4	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 8.1).
24.1	Powers of Attorney (included in the signature page hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Form of Indenture referenced in Exhibit 4.1.+
107	Calculation of Filing Fee Table.+

*
To the extent required, to be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.

+
Filed herewith.